Exhibit 99.1

Armco Metals Holdings Announces Financial Results for the Third Quarter of 2015

Armco Metals Holdings, Inc. ("Armco Metals Holdings") (NYSE MKT: AMCO ), a U.S. based company that engages in the import, sale, and distribution of metal ore and non-ferrous metals in the People's Republic of China, recycles scrap metals used by steel mills in the production of recycled steel and provides sourcing and pricing services for various metals, wood and barley to its network of customers, today announced its financial results for the third quarter of 2015.

Third Quarter of 2015 Results
	Q3 2015	Q3 2014
Net Revenues	$48.5 million	$32.2 million
Gross Profit (Loss)	$1.7 million	$8.4 million
Income (Loss) from Operations	$0.5 million	$7.3 million
Net Income (Loss)	$0.4 million	$4.8 million
EPS (Fully Diluted) (Loss)	$0.05	$0.87

Third Quarter of 2015 Financial Results

For the third quarter of 2015 ended September 30, 2015, net revenue was $48.5 million, a 51% increase compared to net revenue of $32.2 million recorded in the third quarter of 2014. The increase in revenue in the third quarter of 2015 was due to an increase of $31.6 million in revenue from our trading business partially offset by a decrease of $15.3 million in sales from our recycling business. Our recycling business generated revenue of $16.8 million while our trading business generated revenue of $31.7 million. Revenue from our recycling business continued to decline from Q2 2015 revenues of $25.7 million. Gross profit for the third quarter of 2015 was $1.7 million as compared to gross profit of $8.4 million in the third quarter of 2014. Gross margin in the third quarter of 2015 was 3.4% compared to 26.1% in the third quarter of 2014. The significant decrease in gross profit and gross margin was largely due to the market price decline on of our products and the increased sales on raw wood with lower margin.

Total operating expenses for the third quarter of 2015 were $1.1 million, remain flat as compared to the third quarter of 2014. We recorded income from operations of $0.54 million in the third quarter of 2015 compared to income from operations of $7.25 million in the third quarter of 2014. Our operations in the third quarter of 2015 resulted in net income of $0.4 million, or $0.05 per basic and diluted share on 8.03 million weighted average common shares outstanding. This compared to a net income of $4.8 million or $0.87 per basic and diluted share on 5.5 million weighted average shares outstanding in the same period of 2014.

First Nine Months of 2015 Results
	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Net Revenues	$128.4 million	$75.0 million
Gross Profit (Loss)	($10.3) million	$10.3 million
Income (Loss) from Operations	($14.0) million	$5.6 million
Net Income (Loss)	($8.2) million	$0.4 million
EPS (Fully Diluted) (Loss)	($1.21)	$0.09

First Nine Months of 2015 Financial Results

Armco Metals' revenues in the first nine months of 2015 were $128.4 million, an increase of 71% compared to revenues of $75.0 million recorded in the first nine months of 2014. The increase was primarily due to a significant increase in sales from our trading business partially offset by a decline in revenue from our recycling business. Gross (loss) for the first nine months of 2015 was ($10.3) million and gross margin was (-8.0)% compared to gross profit of $10.3 million and gross margin 13.7% in the 2014 period. The decrease in gross margin was mainly attributable to declined price and inventory write-down of $0.3 million in our recycling business, and the increased sales in raw wood and barley with lower margin as well.

Operating expenses for the first nine months of 2015 decreased to $3.7 million from $ 4.7 million in the comparable 2014 period, primarily due to decreased professional fees and general and administrative expenses. For the first nine months of 2015 our operations resulted in net (loss) of $(8.2) million or $(1.21) per basic and diluted share on 6.8 million weighted average common shares outstanding . This compares to a net income of $0.4 million or $0.09 per basic and diluted share recorded in the first nine months of 2014 on 4.5 million weighted average basic and diluted shares outstanding.

In reviewing the financial performance for the third quarter of 2015, Mr. Kexuan Yao, Chairman and CEO of Armco Metals, remarked that, "In the third quarter of 2015 we were able to make positive gross profit on both recycling and trading business despite a continued weak environment in our end markets. While the market is expected to remain weak, management believe that the implementation of our “platform strategy” sales model in this business is the right strategy for the company, where we can work with our customers more closely, lower our market risks by sharing them with our customers and increase our sales with less or without additional working capital. As an endeavor to the strategy, as disclosed before, we are creating an OTO platform for scrap recycling business which could lead the business transition for the company from solely selling steel scrap products in traditional methods to providing both services and products in the steel scrap business through the online platform. Once the platform grows to certain scale, we believe the greater sales revenue and profit for our steel scrap business could be expected.”

Select Balance Sheet Items

As of September 30, 2015, the Company had $1.7 million in cash and cash equivalents, compared to $1.9 million at year-end 2014. The Company’s current ratio improved to 1.39:1 at September 30, 2015 as compared to 1.38:1 on December 31, 2014. As of September 30, 2015, shareholders' equity was $48.1 million compared to $54.6 million at December 31, 2014.

Business Update

The company continued to work on the OTO platform joint venture. As of the report date, we have received business certificates for the new joint venture created for operating OTO platform and we are currently working on obtaining the license for operating internet services in China for the new joint venture. The Joint Venture's financials is expected to be reflected in our fourth quarter consolidated financials.

Management also is considering reorganization of our structure to improve effectiveness and efficiency of our operation while cut our operation cost. The company will make disclosure timely when change is made on our organization.

ABOUT ARMCO METALS HOLDINGS, INC. [RX: WOOD AND BARLEY HAS BEEN ADDED]

Armco Metals Holdings, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout China and is in the recycling business in China. Armco Metals' customers include some of the fastest growing steel producing mills and foundries throughout China. Raw materials are acquired from a global group of suppliers located in various countries, including, but not limited to, Brazil, India, Indonesia, Ukraine and the United States. Armco Metals' product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore, steel billet, recycled scrap metals, raw wood and barley. For more information about Armco Metals, please visit http://www.armcometals.com.

SAFE HARBOR STATEMENT

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Armco Metals Holdings, Inc., is hereby providing cautionary statements identifying certain important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") are forward-looking and involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our ability to generate a profit from our operations, expectations regarding our net revenues and production related to our scrap metal recycling operations, including our ability to operate the facility efficiently and profitability, the sufficiency of our working capital, pricing and volatile demand for our product lines, and the extent of government imposed energy and monetary policy restrictions and resulting blackouts and associated impact on our trading and recycling operations.

We caution that investors should not place undue reliance on any forward-looking statements herein. Further, any forward-looking statement speaks only as of the date on which such statement is made. We qualify all of our forward-looking statements in this press release by these cautionary statements including those made in Part II, Item 1A. Risk Factors appearing in our Quarterly Report on Form 10-Q for the period ended September 30, 2015, as well as in Part I. Item 1A. Risk Factors appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

CONTACT INFORMATION:

Armco Metals Holdings, Inc.
US Investor Relations Contact
Christina Xiong
Office: 650.212.7620
Email: ir@armcometals.com
Website: www.armcometals.com

China
Ripple Zhang
Office: 86-21-62375286
Email: ripple.zhang@armcometals.com
Website: www.armcometals.com

Financial Statements (To be insert)

ARMCO METALS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2015	2014
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$1,656,096	$1,884,887
Pledged deposits	9,846	498,615
Marketable securities	6,226	73,943
Accounts receivable, net	19,333,656	43,202,886
Inventories	16,023,705	9,154,463
Advance on purchases	5,682,270	1,093,402
Prepayments and other current assets	871,011	1,164,603

Total Current Assets	43,582,810	57,072,799

Property, plant and equipment, net	29,501,508	32,563,929
Land use rights, net	5,810,454	6,108,283
Deferred tax assets	587,264	279,563

Total Assets	$79,482,036	$96,024,574

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$10,677,110	$17,011,843
Banker's acceptance notes payable and letters of credit	1,707,287	1,767,790
Current maturities of capital lease obligation	-	720,819
Accounts payable	9,332,766	5,497,866
Advances received from Chairman and CEO	341,257	877,076
Due to related party	560,956	717,703
Customer deposits	1,417,492	1,467,281
Corporate income tax payable	815,073	815,073
Value added tax and other taxes payable	2,696,049	5,747,470
Deferred tax liabilities	1,165,504	2,965,196
Accrued expenses and other current liabilities	2,662,810	3,850,095

Total Current Liabilities	31,376,304	41,438,212

Total Liabilities	31,376,304	41,438,212

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 8,143,827 and 5,615,088 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	8,144	5,615
Additional paid-in capital	49,178,622	45,968,908
Retained earnings (deficit)	(3,713,432)	4,491,948
Accumulated other comprehensive income:	2,632,398	4,119,891

Total Stockholders' Equity	48,105,732	54,586,362

Total Liabilities and Stockholders' Equity	$79,482,036	$96,024,574

See accompanying notes to the unaudited consolidated financial statements.

ARMCO METALS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Nine	For the Three	For the Nine	For the Three
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30, 2015	September 30, 2015	September 30, 2014	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

NET REVENUES	$128,443,424	$48,471,441	$74,996,063	$32,198,170

COST OF GOODS SOLD	138,716,410	46,805,691	64,698,705	23,799,849

GROSS PROFIT	(10,272,986)	1,665,750	10,297,358	8,398,321

OPERATING EXPENSES:
Selling expenses	40,507	19,417	186,867	53,934
Professional fees	452,290	163,952	543,229	117,690
General and administrative expenses	1,895,730	427,816	2,577,582	602,002
Operating cost of idle manufacturing facility	1,340,707	515,374	1,381,049	373,835

Total operating expenses	3,729,234	1,126,559	4,688,727	1,147,461

INCOME (LOSS) FROM OPERATIONS	(14,002,220)	539,191	5,608,631	7,250,860

OTHER EXPENSE:
Interest income	(324,326)	(324,173)	(99,118)	(318)
Interest expense	1,254,751	281,856	3,274,244	632,472
Loss on sales of marketable securities	204,776	-	43,434	43,434
Change in fair value of derivative liabilities	(134,760)	-	107,378	(1,597)
Loan guarantee expense	-	-	13,002	-
Gain on forgiveness of short-term debt	(4,049,566)	31,800	-	-
Government grant	(475,928)	-	-	-
Other (income) expense	(194,397)	(79,645)	61,339	(13,689)

Total other expense (income)	(3,719,460)	(90,162)	3,400,279	660,302

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(10,282,760)	629,353	2,208,352	6,590,558

INCOME TAX PROVISION (BENEFIT)	(2,077,380)	187,957	1,789,904	1,789,904

NET INCOME (LOSS)	(8,205,380)	441,396	418,448	4,800,654

OTHER COMPREHENSIVE INCOME (LOSS):
Change in unrealized income (loss) on marketable securities	(245,514)	(426,373)	70,633	38,165
Foreign currency translation loss	(1,671,121)	(1,973,326)	(375,956)	(3,178)

COMPREHENSIVE INCOME (LOSS)	$(10,122,015)	$(1,958,303)	$113,125	$4,835,641

NET INCOME (LOSS) PER COMMON SHARE - BASIC AND DILUTED:

Net income (loss) per common share – basic and diluted	$(1.23)	$0.05	$0.09	$0.87

Weighted Average Common Shares Outstanding - basic	6,758,059	8,030,521	4,517,536	5,495,532
Weighted Average Common Shares Outstanding - diluted	6,758,059	8,030,521	4,530,348	5,531,263

See accompanying notes to the unaudited consolidated financial statements.

ARMCO METALS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Nine Months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(8,205,380)	$418,448
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation expense	2,026,860	2,099,052
Amortization expense	39,458	92,082
Gain on disposal of property plant and equipment	-	-
Deferred income taxes	(2,077,605)	-
Gain on forgiveness of capital lease obligation	(125,371)	-
Gain on forgiveness of short-term debt	(4,049,566)	-
Change in fair value of derivative liabilities	(134,760)	107,378
Loss on sales of marketable securities	204,766	43,434
Amortization of debt discount	611,339	1,991,581
Stock based compensation	380,678	1,033,908
Shares issued for third party services	86,800	268,002
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Changes in operating assets and liabilities:
Accounts receivable	23,080,817	(28,274,868)
Inventories	(7,405,965)	6,355,762
Advance on purchases	365,861	(490,624)
Prepayments and other current assets	(4,733,772)	340,861
Banker's acceptance notes payable and letters of credit	-	(6,656,663)
Accounts payable	4,129,800	16,122,951
Customer deposits	441	821,096
Taxes payable	(2,930,373)	3,490,127
Accrued expenses and other current liabilities	(1,071,065)	596,902

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	192,963	(1,640,571)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from release of pledged deposits	227	5,942,529
Payment made towards pledged deposits	-	(1,815,807)
Proceeds from sales of marketable securities	46,579	113,808

NET CASH PROVIDED BY INVESTING ACTIVITIES	46,804	4,240,530

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	163,255	11,099,278
Repayment of loans payable	(523,823)	(14,486,944)
Proceeds from capital lease obligation	-	162,600
Repayment of capital lease obligation	(107,712)	(341,574)
Advances from Chairman and CEO	241,756	172,613
Advances from (repayment to) related parties	(133,244)	11,535
Proceeds from convertible notes	-	600,000

NET CASH USED IN FINANCING ACTIVITIES	(359,768)	(2,782,492)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(108,792)	130,717

NET CHANGE IN CASH	(228,791)	(51,816)

Cash at beginning of the period	1,884,887	596,557

Cash at end of the period	$1,656,096	$544,741

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$162,433	$715,937
Income taxes paid	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Debt discount due to derivative liabilities	$596,629	$1,950,820
Change in fair value of marketable security	$183,628	$-
Reclassification from short-term debt to convertible debt	$-	$5,554,468
Reclassification of derivative liability to equity	$461,869	$2,113,939
Common shares issued for conversion of debt and accrued interest	$1,306,530	$6,610,635
Capital lease obligation settled with pledge deposit	$488,934	$-
Common shares issued for the settlement of loan with Chairman	$976,366	$-

See accompanying notes to the unaudited consolidated financial statements.